Exhibit 23.1
CONSENT OF LaROCHE PETROLEUM CONSULTANTS, LTD.
We consent to incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-156025) on Form S-3 of Devon Energy Corporation of the reference to our report for Devon Energy Corporation, which appears in the December 31, 2010 annual report on Form 10-K of Devon Energy Corporation.

LaROCHE PETROLEUM CONSULTANTS, LTD.
By:	/s/ William M. Kazmann
William M. Kazmann
Partner

Date: July 5, 2011